UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/20/2007

LeMaitre Vascular, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-33092

Delaware	04-2825458
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

63 Second Avenue
Burlington, MA 01803
(Address of principal executive offices, including zip code)

781-221-2266
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 7.01.    Regulation FD Disclosure

On September 20, 2007, the LeMaitre Vascular, Inc. (the "Company") issued a press release announcing completion of the Transaction described in Item 8.01 below.

The press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference. The press release and the information in Item 7.01 of this Current Report on Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.    Other Events

On September 20, 2007, the Company entered into an Asset Purchase Agreement (the "Agreement") with The Wallace Enterprises, Inc., a Tennessee corporation doing business as Vascular Architects ("Seller"), to acquire substantially all of the assets of Seller (the "Transaction"). Assets acquired in the Transaction include Seller's receivables, fixed assets, inventory, select contractual commitments, intellectual property, permits and approvals, and legal rights. Cash, insurance, office materials, and specified contractual commitments were not acquired.

The total purchase price for the Transaction was $2,800,000 in cash; $2,450,000 to be paid to or on behalf of Seller at closing, and $350,000 to be paid within one year thereafter. The Company also assumed certain of Seller's liabilities under the contracts acquired by the Company in connection with the Transaction, as well as less than $100,000 of Seller's trade payables.

Other provisions of the Agreement include a five-year non-competition covenant on the part of Seller, transitional assistance from Seller, and mutual indemnification provisions for losses arising out of or relating to breaches of, and misrepresentations under, the Agreement.

Performance of Seller's obligations under the Agreement is backed by a Guaranty the Company entered into with Louis C. Wallace, the sole shareholder of Seller; this Guaranty provides for payment by Mr. Wallace to the Company for certain losses incurred by the Company in connection with the Transaction on or prior to September 20, 2010.

Item 9.01.    Financial Statements and Exhibits

The following exhibit is furnished as part of this report, where indicated:

(d) Exhibits.

Exhibit No.   Description

99.1                Press release issued by LeMaitre Vascular, Inc. on September 20, 2007, announcing its acquisition of the business of Vascular Architects, furnished herewith.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this Current Report on Form 8-K regarding the Company's business that are not historical facts may be "forward-looking statements" that involve risks and uncertainties. Specifically, statements regarding the Company's financial guidance and its operational objectives, and the Company's ability to integrate the acquired products and sales force into its business, are forward-looking statements involving risks and uncertainties. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties that could cause actual results to differ from the results predicted include, but are not limited to, the Company's ability to realize the anticipated benefits of its acquisitions; risks related to product demand and market acceptance of the Company's products; the significant competition the Company faces from other companies, technologies, and alternative medical procedures; the Company's ability to expand its sales force, particularly in markets where the Company thinks it is currently underrepresented; the Company's ability to expand its product offerings through internal development or acquisition; disruption at the Company's single manufacturing facility; the Company's lack of experience with and general uncertainty related to seeking regulatory approvals for its products, particularly in the United States; potential claims of third parties that the Company's products infringe their intellectual property rights; and the risks and uncertainties described in the Company's Annual Report on Form 10-K for the year ended December 31, 2006, under the heading "Risk Factors." Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LeMaitre Vascular, Inc.

Date: September 26, 2007	By:	/s/ Christopher H. Martin
Christopher H. Martin
Assistant Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	Vascular Architects Press Release 07-09-20